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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                   FORM 8-A/A
                                 Amendment No. 3

                   Amending Form 8-A Dated August 15, 1988 as amended by Form 8-A/A Dated January 8, 1996 as amended by
                       Form 8-A/A Dated December 8, 1997

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           WENDY'S INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


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
                           Ohio                                  31-0785108
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         (State of incorporation or organization)                (I.R.S. Employer Identification No.)


         P.O. Box 256
         4288 West Dublin-Granville Road
         Dublin, Ohio                                                                43017-0256
-----------------------------------------------------------      ----------------------------------------------------
         (Address of principal executive offices)                                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                     Name of each exchange on which
Title of each class registered                                       each class is registered
------------------------------                                       ------------------------

Preferred Stock Purchase Rights                                      New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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                  This Form 8-A/A amends and supplements the Form 8-A filed by
Wendy's International, Inc. (the "Company") on August 15, 1988, as previously amended by the Form 8-A/A dated January 8, 1996 and Form 8-A/A dated December 8, 1997, with respect to Preferred Stock Purchase Rights (the "Form 8-A"). Capitalized terms used without definition herein shall have the meaning set forth in the Form 8-A.

Item 1.           Description of Securities to be Registered.
                  ------------------------------------------

                  Item 1 of the Form 8-A is amended and supplemented by adding the following:

                  On January 26, 2001, the Company and the Rights Agent entered into an Amendment No. 1 to the Rights Agreement (the "Rights Amendment") in order to eliminate a provision prohibiting any redemption or amendment of the Rights (i) during the 365 day period following any meeting of stockholders or stockholder action by written consent that results in a majority of the Board of Directors in office being directors who were not nominated by the Board of Directors serving immediately prior to such meeting or action, if such redemption or amendment is reasonably likely to have the purpose or effect of facilitating a Transaction with a Transaction Person, or (ii) thereafter if during such 365 day period the Company enters into any agreement, arrangement or understanding with a Transaction Person that is reasonably likely to have the purpose or effect of facilitating a Transaction with a Transaction Person and the redemption or amendment is reasonably likely to facilitate a Transaction with a Transaction Person.

                  The Rights Amendment is attached as Exhibit 2 hereto and incorporated herein by reference.

Item 2.           Exhibits.
                  --------

                      Item 2 of the Form 8-A is hereby amended and supplemented by adding the following:

                  2. Amendment No. 1 to the Amended and Restated Rights Agreement, dated January 26, 2001, between the Company and the Rights Agent.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Wendy's International, Inc.


                                       By: /S/ Kerrii B. Anderson

                                           -------------------------------------
                                           Name:  Kerrii B. Anderson
                                           Title: Executive Vice President
                                                  & Chief Financial Officer




Date: January 26, 2001

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                                  EXHIBIT INDEX


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      Exhibit                                    Description                                     Page
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
        2.           Amendment No. 1 to the Amended and Restated Rights Agreement, dated         5-6
                     January 26, 2001, between the Company and the Rights Agent.
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